Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

by and among

POSTER FINANCIAL GROUP, INC.

HSBC Bank USA,

as Trustee

and

HSBC Bank USA,
as Agent

Dated as of December 3, 2003

1

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated as of December 3, 2003, is made by and among POSTER FINANCIAL GROUP, INC., a Nevada corporation (the “Company”), HSBC Bank USA, a New York banking corporation, as trustee under the Indenture referred to below (“Trustee”), and HSBC Bank USA, a New York banking corporation, as agent and as securities intermediary (“Agent”).

RECITALS

A.            The Notes.  Pursuant to that certain indenture (the “Indenture”), dated as of December 3, 2003, by and among the Company, the guarantors from time to time party thereto and the Trustee, the Company has on the date hereof and concurrently with the execution of this Agreement issued $155,000,000 in aggregate principal amount of its 8 3/4% Senior Secured Notes due 2011 (the “Notes”).  Simultaneously with the issuance of the Notes (the “Deposit Time”), the net proceeds from the sale of the Notes and additional cash as set forth herein shall be deposited into a segregated cash collateral trust account with the Agent at its office at 452 Fifth Avenue, New York, New York, Account No. 10-878424, in the name of HSBC Bank USA, as Trustee for the ratable benefit of the Holders of the Notes (the “Proceeds Account”).  The Proceeds Account and all balances and investments from time to time therein (collectively, the “Account Funds”) shall be under the control of the Trustee.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

B.            Pending Acquisition.  The Company intends to use the net proceeds of the Notes held in the Proceeds Account to pay a portion of the purchase price of a pending acquisition of the issued and outstanding capital stock of GNLV, CORP. and GNL, CORP. (“GNLV and GNL Stock”) from Mirage Resorts, Incorporated (the “Acquisition”) pursuant to a stock purchase agreement entered into on June 24, 2003 (the “Stock Purchase Agreement”) by and among the Company, MGM MIRAGE, Mirage Resorts, Incorporated, GNLV, CORP., GNL, CORP. and Golden Nugget Experience, LLC.  If the Acquisition is terminated or otherwise does not close prior to certain dates as specified in this Agreement, then the Notes must be redeemed at a redemption price equal to 100% of the offering price plus accrued interest to the redemption date.

C.            Purpose. The parties hereto desire to set forth their agreement with regard to (1) the administration of the Proceeds Account, (2) the creation and perfection of a security interest in favor of the Trustee for the benefit of the Holders of the Notes in the Collateral (as defined herein), and (3) the conditions upon which Account Funds will be released from the Proceeds Account.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                                               Security Interest.

1.1           Pledge and Assignment.

(a)           At the Deposit Time, the Company shall deposit or cause to be deposited into the Proceeds Account (i) all of the proceeds from the sale of the Notes, net of all discounts and fees owed to Lehman Brothers Inc. and (ii) $10,883,159.72 of additional cash.  Concurrently with such deposit, the Company’s chief executive officer shall provide a certificate to the Trustee that the amount of such deposit is sufficient to make any payment that may be required under Section 3.3 hereof.

(b)           The Company hereby irrevocably pledges, assigns and sets over to the Trustee, and grants to the Trustee, for the ratable benefit of the Holders of the Notes, a first priority continuing security interest in all of the Company’s right, title and interest in and to all of the following (whether consisting of investment securities, book-entry securities or other securities, security entitlements, financial assets or other investment property, accounts, general intangibles, instruments or documents, securities accounts, deposit accounts or other bank, trust or cash collateral accounts, or other property, assets or rights), whether now owned or existing or hereafter acquired or created (collectively, the “Collateral”):

(i)    this Agreement and the Proceeds Account;

(ii)   all funds, letters of credit, depository receipts, investment securities, book-entry securities or other securities, security entitlements, financial assets or other investment property from time to time held or deposited in, or credited to, the Proceeds Account, including, without limitation, the Account Funds and all certificates and instruments, if any, from time to time, representing or evidencing the Proceeds Account or the Account Funds;

(iii)  all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

(iv)  to the extent not otherwise included, all Proceeds (as such term is defined in the Code (as defined below)) in respect of the foregoing.

(c)           Except as expressly permitted by this Agreement, the Company shall have no right to remove or withdraw from the Proceeds Account or the Account Funds any financial asset, cash or other property now or hereafter credited to the Proceeds Account or the Account Funds without the prior written consent of the Trustee.  If at any time the Agent shall receive any entitlement order from the Trustee (including, without limitation, any order directing the sale, transfer or redemption of any financial asset, or cash or other item credited, directly or indirectly, to, the Proceeds Account), the Agent shall comply with such entitlement order, without further consent of the Company or any other Person.  Notwithstanding anything to the contrary contained herein, if at any time the Agent shall receive conflicting entitlement orders from the Trustee and the Company, the Agent shall follow the entitlement orders and instructions of the Trustee and not the Company.

(d)           The Trustee hereby appoints the Agent to act as the Trustee’s agent, on behalf of the Holders of the Notes, for purposes of perfecting the foregoing pledge, assignment and security interest in the Collateral, and the Agent hereby accepts such appointment.  For so long as the foregoing pledge, assignment and security interest remains in effect, the Agent hereby waives any right of setoff, banker’s lien, deduction, counterclaim, defense, recoupment or similar lien that it, in its individual capacity, may have with respect to any or all of the Collateral.

1.2           Secured Obligations. This Agreement secures the due and punctual payment and performance of all obligations and indebtedness of the Company, whether now or hereafter existing, owing to the Holders of the Notes including, without limitation, interest accrued thereon after the commencement of a bankruptcy, reorganization or similar proceeding involving the Company to the extent permitted by applicable law, whether or not an allowed claim (collectively, the “Secured Obligations”).

1.3           Delivery of Collateral.  All certificates or instruments, if any, representing or evidencing the Collateral shall be held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to the Trustee, all in form and substance sufficient to convey a valid security interest in such Collateral to the Trustee or shall be credited to the Proceeds Account, which shall be a securities account maintained in accordance with Section 1.3(b) hereof.  The Company shall, upon the pledge of any Collateral hereunder, cause all such Collateral, including all other accounts representing a security entitlement to or containing any Collateral to be registered in the name of the Trustee, for the ratable benefit of the Holders of the Notes, or such of its nominees as the Trustee shall direct and the Company shall approve (which approval shall not be unreasonably withheld), and to be under the control of the Trustee, for the ratable benefit of the Holders of the Notes, which control shall be agreed to and acknowledged (in a writing addressed to the Trustee) by any securities intermediary, including the Agent, holding any such account in an acknowledgment in form and substance reasonably satisfactory to the Trustee.  In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing the Collateral for certificates or instruments of smaller or larger denominations.

(a)           The Agent shall establish and maintain the Proceeds Account on its books as an account segregated from all other custodial or collateral accounts at its office at 452 Fifth Avenue, New York, New York.

(b)           The Proceeds Account is and shall be maintained as a “securities account” within the meaning of Article 8 of the UCC, and the Agent, as securities intermediary, shall treat all property (whether investment property, financial asset, security, instrument, cash or otherwise) credited to the Proceeds Account as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC, as in effect on the date hereof and as “financial assets” under Section 8-501(a) of the UCC, as in effect on the date hereof.  Subject to the other terms and conditions of this Agreement, all funds or other property accepted by the Agent pursuant to this Agreement shall be held in the Proceeds Account for the benefit of the Trustee and for ratable benefit of the Holders of the Notes.  All proceeds of the Account Funds shall remain on deposit in the Proceeds Account until withdrawn in accordance with this Agreement.

(c)           All Collateral shall be retained in the Proceeds Account pending disbursement pursuant to the terms hereof.  All proceeds of, interest earned on, and other dividends, distributions or amounts paid with respect to, any Collateral shall be credited to and retained in the Proceeds Account, and the Agent shall invest and reinvest the same in accordance with Section 2.1 hereof.  In all events, any monies or property so invested or reinvested and any securities, investment property and financial assets acquired thereby shall be (i) held as Collateral in the Proceeds Account, (ii) subject in all respects to the security interest created hereby and shall be and remain under the control of the Agent, and (iii) otherwise subject to the terms hereof.

1.4           Further Assurances.  Prior to, contemporaneously herewith, and at any time and from time to time hereafter, the Company shall, at its sole expense, execute and deliver to the Trustee such other instruments and documents, and take all further action as the Trustee deems necessary or as the Trustee may reasonably request to confirm, perfect or maintain the perfection and priority of the security interest of the Trustee granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Company shall take all necessary action to preserve and protect the security interest created hereby as a first priority, perfected Lien and encumbrance upon the Collateral.

1.5           Maintaining the Proceeds Account.  So long as this Agreement is in full force and effect:

(a)           The Company shall establish and maintain the Proceeds Account with the Agent in accordance with this Agreement, and the Proceeds Account shall at all times remain under the exclusive dominion and control of the Trustee;

(b)           It shall be a term and condition of the Proceeds Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Proceeds Account, that the Account Funds shall only be used for either (i) the payment of a portion of the purchase price of the Acquisition or (ii) the redemption of the Notes, in each case pursuant to the provisions of Article 3 below;

(c)           The Agent shall maintain the Proceeds Account and all securities entitlements and other positions carried in the Proceeds Account solely in its capacity as Agent and shall not assert any claim to or interest in the Proceeds Account or any such securities entitlement or other positions except in such capacity; and

(d)           The Agent shall maintain a record of all securities, instruments, checks and other remittance items received in the Proceeds Account.

1.6           Transfer and Other Liens.  The Company agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest granted to the Trustee pursuant to this Agreement or in connection with the Indenture and non-consensual liens arising by operation of law.  The Trustee agrees that it shall not cause or permit the Proceeds Account or any other security entitlements or other positions carried in the Proceeds Account to become subject to any Lien created or arising through the Trustee, except for the security interest granted to the Trustee pursuant to this Agreement or in connection with the Indenture and non-consensual liens arising by operation of law.  The Company shall pay the fees and expenses of the Agent as provided in Section 5.3 below, and the Agent shall have no right to lien, or attach the funds held in, the Proceeds Account for any fees, expenses, costs or other amounts that may be due to the Agent.

1.7           Attorneys-in-Fact.  The Company hereby irrevocably appoints each of the Trustee and the Agent as its attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee’s or the Agent’s reasonable discretion but without any obligation to take any action and to execute any instrument which is necessary or advisable or which the Trustee or the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, and the expenses (including, without limitation, reasonable legal fees and expenses) of the Trustee and the Agent incurred in connection therewith shall be payable by the Company and shall be deemed Secured Obligations hereunder.

1.8           Trustee May Perform.  Without limiting the authority granted under Section 1.7 hereof and except with respect to the failure of the Company to deliver investment instructions, which shall be governed by Section 2.1 hereof, if the Company fails to perform any agreement contained herein, the Trustee or the Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Trustee or the Agent incurred in connection therewith shall be payable by the Company and shall be deemed Secured Obligations hereunder.

2.                                       Investment and Liquidation of Account Funds.  Account Funds shall be invested and reinvested by the Agent on the following terms and conditions:

2.1           Required Investments.  As soon as practicable upon deposit of the Account Funds, the Agent shall invest all amounts on deposit in the Proceeds Account in readily accessible, unrestricted money market funds that are solely invested in Government Securities.  Account Funds held by the Agent in the Proceeds Account shall, at the written direction of the Company, be invested and reinvested by the Agent prior to the occurrence of a Special Mandatory Redemption Event (as defined below) or an Event of Default under the Indenture; provided, however, that the Company’s directions shall be limited to investments or reinvestments in readily accessible, unrestricted money market funds that are solely invested in Government Securities.  The Agent hereby agrees that any investments made in accordance with this Article 2 shall be permitted under this Agreement provided that the Trustee shall at all times have control (as such term is defined in Section 8-106 of the UCC) over such investments.

2.2           Interest.  All interest and other amounts earned on the Account Funds shall be reinvested in accordance with the terms hereof and will be subject to the security interest granted hereunder to the Trustee and to no other Liens other than non-consensual liens arising by operation of law.

2.3           Limitation of Trustee’s and Agent’s Liability.  In no event shall the Trustee or the Agent have any liability to the Company or any other Person for (a) investing the funds from time to time in the Proceeds Account in accordance with the provisions of this Article 2, regardless of whether greater income or a higher yield could have been obtained had the Agent invested such funds in other money market funds, except for liability arising out of the gross negligence, willful misconduct or bad faith of the Trustee or the Agent or (b) not complying with any direction of the Company with respect to the investment or reinvestment of funds in the Proceeds Account to the extent that any such direction is inconsistent with this Article 2.

3.                                                               Disposition of Collateral Upon Certain Events.

3.1           Release of Account Funds for the Acquisition of GNLV and GNL Stock.  Subject to Section 3.2 below, at the sole expense of the Company, and concurrently with, and conditioned upon, the Agent’s and the Trustee’s receipt of (1) a certificate from the chief executive officer of the Company substantially in the form of Exhibit A hereto (the “Release Certificate”) and (2) the opinions of counsel substantially in the forms of Exhibit B-1, Exhibit B-2 and Exhibit B-3 hereto (including customary assumptions and qualifications and including opinions as may be reasonably agreed to among the Agent, the Trustee and Company as to other documents relating to the Collateral (as defined in the Indenture) as may be entered into on the Acquisition Date) (the “Opinions of Counsel”), (a) the Agent shall transfer the funds on deposit in the Proceeds Account in immediately available funds in accordance with the transfer instructions contained in such Release Certificate; (b) the Trustee and the Agent shall deliver to the Company a release of security interest with respect to the Collateral as of the Acquisition Date (as defined below), in the form of Exhibit C hereto, duly executed by the Trustee and the Agent, and the Trustee and the Agent shall take all further actions, if any, that are reasonably requested and deemed necessary by the Company to terminate the Trustee’s security interest in the Collateral as of the closing of the Acquisition (the “Acquisition Date”) and, on the Acquisition Date, all funds transferred by the Agent in accordance with the provisions of this Section 3.1 shall automatically be deemed to be free and clear of the Trustee’s security interest provided herein; and (c) the Agent shall release to the Company all funds remaining in the Proceeds Account, if any, after complying with the transfer instructions in the Release Certificate.  Notwithstanding the above, the delivery of the Release Certificate and the Opinions of Counsel shall be deemed to occur concurrently with the release of funds in accordance with this Section 3.1 and the consummation of the Acquisition.  The Company covenants and agrees not to deliver a Release Certificate unless the conditions set forth in Section 3.2 below have been satisfied.  The Agent and the Trustee may conclusively rely on the Release Certificate and the Opinions of Counsel.

3.2           Conditions to Release.  The funds on deposit in the Proceeds Account shall be released in accordance with Section 3.1 concurrently with the consummation of the Acquisition if all of the following conditions have been met (based solely on the Release Certificate confirming that such conditions have been satisfied):

(a)           all conditions precedent under the Stock Purchase Agreement to the Acquisition have been satisfied or, in the case of immaterial conditions, waived by the parties thereto, except for any condition that by its terms can only be satisfied at the closing of the Acquisition; provided, however, that the parties agree in advance that the waiver of Section 6.3(f) of the Stock Purchase Agreement and Section 6.3(q) of the Stock Purchase Agreement with respect to the landlord consent of the Trustees of Fraternal Order of Eagles, Las Vegas Aerie 1213 shall be construed as a waiver of an immaterial condition;

(b)           the terms of the Stock Purchase Agreement, as it may be amended through the date on which the funds on deposit in the Proceeds Account are released in accordance with Section 3.1, are not materially less favorable in the aggregate to the Company or the Holders of the Notes than the terms of the Stock Purchase Agreement in effect on the date hereof, a copy of which is attached hereto as Exhibit B-4; provided, however, an extension of the closing date shall not be deemed a “less favorable” amendment;

(c)           the Company has sufficient funds available, together with the amount held in the Proceeds Account and amounts available under the Credit Agreement, to pay all amounts payable for the GNLV and GNL Stock under the terms of the Stock Purchase Agreement;

(d)           there are no Liens on the assets of GNLV and GNL other than Permitted Liens;

(e)           no Event of Default has occurred and is continuing under the Indenture; and

(f)            the Company has delivered the Opinions of Counsel to the Trustee and the Agent.

3.3           Special Mandatory Redemption.  If (i) the Stock Purchase Agreement is terminated in accordance with its terms or (ii) the Acquisition is otherwise not closed on or before December 31, 2003 (provided, however, that if the only condition to the closing of the Acquisition that remains unsatisfied, except for any condition that by its terms can only be satisfied on the Acquisition Date, on December 31, 2003 is the Company’s receipt of approvals from any Gaming Authority under applicable Gaming Laws then the final termination date will be extended to March 31, 2004) (each, a “Special Mandatory Redemption Event”), then the Company shall notify the Agent and the Trustee of such Special Mandatory Redemption Event and instruct the Agent to, and in accordance with such instruction the Agent shall, release the Account Funds to the Company solely to redeem the Notes within two Business Days of the date of termination in accordance with clause (i) above or the date specified in clause (ii) above, as applicable, at a redemption price equal to 100% of the offering price of the Notes plus accrued and unpaid interest to the redemption date (the “Redemption Payment”). The Company shall mail or cause to be mailed on the Business Day following such date, by first class mail, a notice of redemption to each holder of Notes at such holder’s registered address appearing in the Security Register which notice shall state:

(a)           the redemption date and the Redemption Payment; provided, that the redemption date shall be the second Business Day after the first Special Mandatory Redemption Event (the “Redemption Date”);

(b)           the name and address of the Paying Agent;

(c)           that the Notes must be surrendered to the Paying Agent to collect the redemption price;

(d)           that, unless the Company defaults in making such Redemption Payment, interest on the Notes ceases to accrue on and after the Redemption Date; and

(e)           that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

3.4           Use of Proceeds.  The Agent shall: (x) promptly liquidate all of the Collateral in the Proceeds Account to obtain net cash proceeds by no later than 12:00 noon (New York time) one Business Day after the occurrence of the Special Mandatory Redemption Event; (y) on the Redemption Date transfer such net cash proceeds to the Paying Agent to be used to redeem the Notes and, after the Redemption Payment has been paid in full, any excess proceeds shall be transferred to the Company.  The Company shall, as promptly as practicable, notify the Trustee and the Agent in writing if the Acquisition is terminated.

3.5           Payment of Redemption Payment.  The Redemption Payment will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the Redemption Date money in immediately available funds and sufficient to pay the Redemption Payment.  If the Redemption Date is a Legal

Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

3.6           Remedies Upon Default.  If any Event of Default shall have occurred and be continuing under the Indenture:

(a)           The Trustee may, but shall not be obligated to, without notice to the Company except as required by law and at any time or from time to time, direct the Agent to draw upon any letters of credit, liquidate any Government Securities and transfer all funds in the Proceeds Account to the Paying Agent to apply such funds in accordance with Section 6.10 of the Indenture, and subject to the terms of this Agreement, for the benefit of the Holders of the Notes.

(b)           The Agent and/or the Trustee may also exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC in effect at that time in the State of New York (the “Code”) (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sales, at any of the Trustee’s or the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable.  The Company agrees that, to the extent notice of sale shall be required by applicable law, at least ten days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Trustee and the Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Trustee or the Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)           Any cash held by the Agent as Collateral and all net cash proceeds received by the Trustee or the Agent in respect of any sale or liquidation of, collection from, or other realization upon, all or any part of the Collateral may, in the sole discretion of the Trustee, be held by the Trustee or the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any costs and expenses incurred in connection with any sale, liquidation or disposition of or realization upon the Collateral, including reasonable attorney’s fees and expenses, and the payment of any amounts payable to the Trustee or the Agent) in whole or in part by the Trustee or the Agent for the ratable benefit of the Holders of the Notes against, all or any part of the Secured Obligations in such order as the Trustee shall elect.  Any surplus of such cash or cash proceeds held by the Trustee or the Agent and remaining after payment in full of all the Secured Obligations and the reasonable out-of-pocket costs and expenses incurred by and amounts payable to the Trustee or the Agent hereunder or under the Indenture shall be paid over to the Company or as a court of competent jurisdiction shall direct in writing.

4.                                                               Representations and Warranties.

4.1   Representation and Warranties of the Company. The Company hereby represents and warrants that:

(a)           The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)           This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee and the Agent) constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by public policy relating thereto.

(c)           The execution, delivery and performance of this Agreement by the Company will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance (except as contemplated by this Agreement) upon any property or assets of the Company pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(d)           Except as has been granted and is in full force and effect and except as may be required in connection with consents and approvals required by Nevada State Gaming Authorities, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, other than filings of UCC financing statements.

(e)           There are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company would reasonably be expected to have a material adverse effect on the operations, management, financial position, results of operations, business or prospects of the Company, and to the Company’s knowledge, no such proceedings have been threatened by governmental authorities or others.

(f)            The Company has not taken, and will not take, any action that might cause the pledge of the Collateral pursuant to this Agreement to violate Section 7 of the Exchange Act, or any rule or regulation thereunder, including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

(g)           Upon the delivery to the Agent of the Collateral and (as to certain proceeds therefrom) the filing of a Uniform Commercial Code financing statement with the Secretary of State of the State of New York, the Trustee will have a valid, duly perfected first priority security interest in the Collateral to the extent the security interest can be perfected in the Collateral by filing a Uniform Commercial Code financing statement, as security for the payment and performance of the Secured Obligations for the benefit of the Trustee and the Holders of the Notes, and enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Collateral from the Company.  The actions, recordings and filings described in the immediately preceding sentence are the only actions, recordings and filings necessary to publish notice of and perfect the rights of the Trustee in all of the Collateral.

(h)           All information set forth herein relating to the Collateral is accurate and complete in all material respects.

4.2           Indemnity.  The Company shall indemnify and hold harmless the Trustee, the Agent and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, damages, losses, liabilities and expenses, including, without limitation, defense costs, investigative fees and costs, reasonable legal fees and claims for damages incurred in any action or proceeding between the parties hereto or in disputes with third parties or otherwise, arising from or in connection with the Trustee’s and/or the Agent’s acceptance of, or performance under, this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence, willful misconduct or bad faith of the Trustee or the Agent.

4.3           Termination.  This Agreement shall automatically terminate upon the first to occur of (a) the release of all of the Collateral pursuant to Section 3.1 hereof or (b) payment and performance in full in immediately available funds of the Secured Obligations.  The provisions of Section 4.2, Section 5.1 and Article 6 hereof shall survive any termination or discharge or satisfaction of this Agreement as well as the resignation or removal of the Trustee or the Agent.

5.               Agent.

5.1           Limitation of the Agent’s Liability; Responsibilities of the Agent.

(a)           Except as otherwise provided herein, the Agent’s responsibility and liability under this Agreement shall be limited as follows: (i) the Agent does not represent, warrant or guaranty to the Trustee or the Holders of the Notes from time to time the performance of the Company; (ii) the Agent shall have no responsibility to the Company, the Holders of the Notes or the Trustee from time to time as a consequence of the performance or non-performance by the Agent hereunder, except for any bad faith, gross negligence or willful misconduct of the Agent; (iii) the Company shall remain solely responsible for all aspects of its business and conduct; and (iv) the Agent is not obligated to supervise, inspect or inform the Company or any third party of any matter referred to in this Section 5.1(a).  In no event shall the Agent be liable for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company delivered in accordance with the terms hereof.

(b)           No implied covenants or obligations shall be inferred from this Agreement against the Agent, nor shall the Agent be bound by the provisions of any agreement beyond the specific terms hereof.  Specifically and without limiting the foregoing, the Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds held by it hereunder, including without any limitation any liability for any delay not resulting from its bad faith, gross negligence or willful misconduct in such investment, reinvestment or liquidation, or any loss of principal or income incident to any such delay.

(c)           The Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

(d)           No provision of this Agreement shall require the Agent to expend its own funds or otherwise incur any financial liability in the performance if any of its duties hereunder.

(e)           The Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, or any act of God or war).

(f)            The Agent may act through its agent and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(g)           The Agent may consult with counsel of its own selection and the advice of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

5.2           Substitution of the Agent.  The Agent may resign by giving no less than 30 Business Days’ prior written notice to the Company and the Trustee.  Such resignation shall take effect upon the later to occur of (i) delivery of all funds, any letters of credit and any other Collateral maintained by the Agent hereunder and copies of any books, records, plans and other documents in the Agent’s possession relating to such funds, any letters of credit or other Collateral or this Agreement to a successor agent approved by the Company (which approval shall not be unreasonably withheld or delayed) and (ii) the Company, the Trustee and such successor agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Holders of the Notes and the Trustee than this Agreement and the taking of such other steps as may be necessary to give the successor agent a first priority security interest in the Proceeds Account and the other Collateral, and the Agent shall thereupon be discharged of any obligations arising under this Agreement after the effective date of such resignation.

5.3           Expenses.  The Company will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Agent that the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (b) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (c) the failure by the Company to perform or observe any of the provisions hereof.

6.               Miscellaneous.

6.1           Waiver.  The parties hereto may specifically waive any breach of this Agreement by the other parties, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

6.2           Invalidity.  If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

6.3           Assignment.  This Agreement shall inure to and be binding upon the parties and their respective successors and permitted assigns; provided, however, that the Company may not assign its rights or obligations hereunder without the express prior written consent of the Trustee.  Any such purported assignment in violation of this Section 6.3 shall be null and void.

6.4           Choice of Law.  The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without regard to the principles of choice of law thereof (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law).  Regardless of any provision in any other agreement, New York shall be the “securities intermediary’s jurisdiction” for purposes of Section 9-305 and Section 8-110 of the UCC.

6.5           Entire Agreement; Amendments.  This Agreement and the Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments with respect thereto, whether oral or written; provided, however, that this Agreement is executed and accepted by the Trustee and the Agent subject to all terms and conditions of the Trustee’s acceptance of the trust under the Indenture, as fully as if said terms and conditions were set forth at length herein.  This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.  The Trustee and the Agent may execute an amendment to this Agreement only if the requisite consent of the Holders of the Notes required by Section 9.02 of the Indenture has been obtained, unless no such consent is required by such Section 9.01 of the Indenture.

6.6           Notices.  All notices, requests, instructions, orders and other communications required or permitted to be given or made under this Agreement to a party hereto shall be delivered in writing by hand delivery or overnight delivery, or shall be delivered by facsimile or telephonically with confirmation in writing not more than twenty-four hours following such facsimile or telephonic notice.  A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon the sending thereof, except for notice to the Trustee or the Agent, which shall be deemed given only when received.  Notices should be addressed as follows:

To the Company:

Poster Financial Group, Inc.
2960 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102
Attention: Timothy N. Poster
Facsimile number: (702) 367-6143

With a copy to:

Skadden, Arps, Slate, Meagher & Flom, LLP
Four Times Square
New York, New York 10036
Attention: Phyllis G. Korff, Esq.
Facsimile number: (212) 735-2000

To Trustee:

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Attention: Issuer Services
Facsimile number: (212) 525-1300

To the Agent:

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Attention: Issuer Services
Facsimile number: (212) 525-1300

or at such other address, facsimile number or phone number as the specified entity most recently may have designated in writing in accordance with this Section 6.6 to the other parties.

6.7           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

6.8           Trustee.  In connection with the appointment and in acting hereunder, the Trustee, in its capacity as Trustee, is entitled to all rights, privileges, benefits, immunities, protection and indemnities provided to it under the Indenture.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

THE COMPANY:

POSTER FINANCIAL GROUP, INC.

By:	/s/ Timothy N. Poster
	Name:	Timothy N. Poster
	Title:	Chief Executive Officer

TRUSTEE:

HSBC BANK USA

By:	/s/ Deirdra N. Ross
	Name:	Deirdra N. Ross
	Title:	Assistant Vice President

AGENT:

HSBC BANK USA

By:	/s/ Deirdra N. Ross
	Name:	Deirdra N. Ross
	Title:	Assistant Vice President

SIGNATURE PAGE TO PLEDGE AGREEMENT

EXHIBIT A

[Form of Release Certificate]

POSTER FINANCIAL GROUP, INC.

Date:

The undersigned, Timothy N. Poster, hereby certifies to HSBC Bank USA, as trustee (the “Trustee”) and HSBC Bank USA, as agent and as securities intermediary (the “Agent”), pursuant to Section 3.1 of the Pledge Agreement (the “Pledge Agreement”), dated as of December 3, 2003, by and among Poster Financial Group. Inc. (the “Company”), the Trustee and the Agent, that he is the chief executive officer of the Company and that:

(a)           All conditions required pursuant to Section 3.2 of the Pledge Agreement have been satisfied.

(b)           Each Guarantor has all requisite corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its respective obligations under each of the Operative Documents to which it is a party.

(c)           The Guarantor Joinder Agreement to the Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Guarantors and, assuming due authorization, execution and delivery by the other parties thereto, the Registration Rights Agreement constitutes a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by the public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation).

(d)           The Supplemental Indenture, by and among the Company, the Guarantors and the Trustee, to the Indenture has been duly and validly authorized, executed and delivered by the Guarantors and, assuming due authorization, execution and delivery by the other parties thereto, the Indenture constitutes a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

(e)           The Note Security Documents have been duly and validly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery by the Collateral Agent and the other parties thereto, constitute valid and binding agreements of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

(f)            The Guarantees have been duly and validly authorized, executed and issued by the Guarantors and constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

(g)           The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when duly endorsed on the Exchange Notes in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when the Exchange Notes are delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding agreements of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

(h)           The Company and its subsidiaries have all requisite corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform their respective obligations under the Loan and Security Agreement, dated as of the date hereof, by and among the Company, GNLV, GNL, Wells Fargo Foothill, Inc., as administrative agent, the lenders named therein and Lehman Brothers Inc., as syndication agent (the “Loan and Security Agreement”), as applicable.  The Loan and Security Agreement has been duly and validly authorized, executed and delivered by the Company and the subsidiaries of the Company required to be signatory thereto and constitutes a valid and binding agreement of each of the Company and such subsidiaries, enforceable against the Company and each of such subsidiaries in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

(i)            The Loan and Security Agreement conforms to the description thereof in the Offering Memorandum in all material respects.

(j)            The execution, delivery and performance of the Operative Documents, the Stock Purchase Agreement and the Loan and Security Agreement by the Company and the Guarantors and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance (except as contemplated by the Operative Documents, the Stock Purchase Agreement and the Credit Facility) upon any property or assets of the Company or any of its subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or bylaws (or similar organizational document) of the Company or any of its subsidiaries or any statute applicable to, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over, the Company or any of its subsidiaries or any of their properties or assets.

(k)           Except as has been previously granted and is in full force and effect and except as may be required in connection with (1) the registration of the Notes and the Exchange Notes under the Securities Act in accordance with the Registration Rights Agreement, (2) qualification of the Indenture under the Trust Indenture Act and (3) compliance with the securities or Blue Sky laws of various jurisdictions, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the other Operative Documents, the Stock Purchase Agreement and the Loan and Security Agreement by the Company and its subsidiaries and the consummation of the transactions contemplated thereby.

(l)            There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries would reasonably be expected to have a Material Adverse Effect, and to the Company’s and the Guarantors’ knowledge, no such proceedings have been threatened by governmental authorities or others.

(m)          The Collateral Agent has a valid, duly perfected second priority security interest in all of the Collateral listed in the Note Security Documents, subject to any Liens permitted by the Indenture and the Note Security Documents, as security for the payment of the obligations of the Company and the Guarantors under the Indenture, and all of the notes and guarantees issued pursuant to the Indenture, including without limitation the Notes and the Guarantees.  The actions, recordings and filings described in the immediately preceding sentence are the only actions, recordings and filings necessary to publish notice of and perfect the rights of the Collateral Agent in all of the Collateral, except for such additional actions, recordings and filings as the Company and the Collateral Agent may determine prior to the Closing Date.

(n)           With effect from the closing of the Acquisition, the Company and each of its subsidiaries carry, or are covered by, insurance as required by Section 4.23 of the Indenture.

(o)           With respect to real property and personal property owned or leased by the Company and its subsidiaries, the Company and each of its subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary in all material respects to establish, protect and perfect the Company’s and its subsidiaries’ right, title and interest in all such property.

Capitalized terms used herein and not defined are used as defined in the Purchase Agreement, dated November 18, 2003, between the Company and Lehman Brothers Inc.

The Company hereby requests the Agent to transfer the funds on deposit in the Proceeds Account in immediately available funds as follows:

Payee	Amount to be Transferred	Wire Instructions

The Company hereby requests the Trustee and the Agent to terminate and release the Trustee’s security interest in the Collateral in accordance with Section 3.1 of the Pledge Agreement.

POSTER FINANCIAL GROUP, INC.

By:
Name:
Title:

EXHIBIT B-1

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Capitalized terms used herein are used as defined in the Purchase Agreement, dated November 18, 2003, between the Company and Lehman Brothers Inc.

1.               The Guarantor Joinder Agreement (the “Joinder Agreement”) to the Registration Rights Agreement has been duly executed and delivered by the Guarantors, to the extent such delivery and execution are governed by New York law, and, assuming due authorization, execution and delivery by the other parties thereto, the Registration Rights Agreement is a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

2.               The Supplemental Indenture to the Indenture has been duly executed and delivered by the Guarantors, to the extent such delivery and execution are governed by New York law, and, assuming due authorization, execution and delivery by the other parties thereto, the Indenture is a valid and binding agreement of the Guarantors, enforceable against the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

3.               Each of the Note Security Documents to which the Company and the Guarantors are a party has been duly executed and delivered by the Company and the Guarantors, to the extent such delivery and execution are governed by New York law, and assuming due authorization, execution and delivery by the Collateral Agent and the other parties thereto, constitutes a valid and binding obligation of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.               Under the New York UCC, the provisions of the Security Agreement (as defined in the opinion) are effective to create a valid security interest in the Company’s and Guarantors’ rights in the Collateral (as defined therein) in favor of the Collateral Agent to secure the Obligations (as defined therein).

5.               Under the New York UCC, the provisions of the Pledge Agreement (as defined in the opinion) are effective to create a valid security interest in the Company’s and Guarantors’ rights in the Pledged Collateral (as defined therein) in favor of the Collateral Agent to secure the Obligations (as defined therein).

6.               The Guarantees have been duly executed and delivered by the Guarantors, to the extent such delivery and execution are governed by New York law, and constitute the valid and binding

B-1-1

obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

7.               The Exchange Guarantees, when duly executed and delivered in exchange for the Guarantees in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement) and, assuming due authentication of the Exchange Notes by the Trustee, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

8.               The Loan and Security Agreement (as defined in the opinion) has been duly executed and delivered by the Company, GNLV and GNL, to the extent such delivery and execution are governed by California law, and assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding obligation of the Company, GNLV and GNL, enforceable against the Company, GNLV and GNL in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

9.               The execution and delivery by the Company of the Note Security Documents and by the Guarantors of the Note Security Documents, the Guarantees, the Exchange Guarantees, the Joinder Agreement and the Supplemental Indenture, and the consummation of the transactions contemplated thereby (a) will not constitute a violation of, or a breach or default under, the terms of the Stock Purchase Agreement, the Loan and Security Agreement and leases relating to real property leased by the Company and the Guarantors and (b) will not violate or conflict with, or result in any contravention of, any Applicable Law (as defined below) or any order, rule or regulation of any federal or New York court or governmental agency or body having jurisdiction over the Company or the Guarantors.  We do not express any opinion, however, as to whether the execution, delivery or performance by the Company and the Guarantors of the Note Security Documents, the Guarantees, the Exchange Guarantees, the Joinder Agreement, the Registration Rights Agreement, the Supplemental Indenture and the Indenture, as applicable, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

10.         The execution and delivery by the Company, GNLV and GNL of the Loan and Security Agreement and the consummation of the transactions contemplated thereby (a) will not constitute a violation of, or a breach or default under, the terms of the Stock Purchase Agreement and leases relating to real property leased by the Company and the Guarantors and (b) will not violate or conflict with, or result in any contravention of, any Applicable Law or any order, rule or regulation of any federal or New York court or governmental agency or body having jurisdiction over the Company or the Guarantors.  We do not express any opinion, however, as to whether the execution, delivery or performance by the Company,

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GNLV and GNL of the Loan and Security Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

11.         No consent, approval, license, authorization or validation of, or filing, qualification or registration with, any court or governmental agency or body of the State of New York or the United States of America having jurisdiction over the Company or the Guarantors under Applicable Law (other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company or the Guarantors) in the transactions contemplated by the Note Security Documents, the Joinder Agreement, the Registration Rights Agreement, the Supplemental Indenture, the Indenture, the Guarantees, the Exchange Guarantees and the Loan and Security Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties), which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Note Security Documents and the Loan and Security Agreement by the Company, and the execution and delivery of the Note Security Documents, the Joinder Agreement, the Supplemental Indenture, the Guarantees, the Exchange Guarantees and the Loan and Security Agreement by the Guarantors, or the consummation by the Company and the Guarantors of the transactions contemplated thereby.

We do not express any opinion as to any laws other than the laws, rules and regulations of the State of New York (except, with respect to paragraph 7 above, the laws, rules and regulations of the State of California) and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Note Security Documents, the Loan and Security Agreement, the Joinder Agreement, the Supplemental Indenture, the Guarantees and the Exchange Guarantees (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation of any specific law, rule or regulation (the “Applicable Law”).

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EXHIBIT B-2

Opinion of Schreck Brignone

Capitalized terms used herein are used as defined in the Purchase Agreement, dated November 18, 2003, between the Company and Lehman Brothers Inc.

1.               Each of the Guarantors has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the State of Nevada and has all corporate or limited liability company, as the case may be, power and authority necessary to own or hold its properties and to conduct the business in which it is engaged as described in the Offering Memorandum.

2.               All of the issued shares of capital stock or member’s interests of each subsidiary of the Company other than The Fremont Street Experience Limited Liability Company (“FSELLC”), and a 17.65% voting interest and 50% non-voting interest in FSELLC, are owned directly or indirectly by the Company, and to our knowledge (based solely on our review of the UCC Search Reports and the original stock or membership certificates evidencing such capital stock or member’s interests, which have been delivered to the [Collateral Agent] [agent of the Collateral Agent] in Nevada), are owned free and clear of all liens, encumbrances or claims, other than liens, encumbrances or claims contemplated under the Credit Facility, the Note Security Documents or otherwise as described in the Offering Memorandum.  The term “UCC Search Reports” is defined as those reports generated and certified by the Nevada Secretary of State in response to a search request on Form UCC-11 on a date prior to the Acquisition Date with respect to financing statements on Form UCC-1, amendments thereto and continuations thereof naming the Company or any of its subsidiaries as debtors, on file with the office of the Nevada Secretary of State as of 5:00 p.m. on the date indicated in the response.

3.               Each Guarantor has all requisite corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its respective obligations under each of the Operative Documents to which it is a party.

4.               The Registration Rights Agreement has been duly authorized, executed and delivered by the Guarantors.

5.               The Indenture has been duly authorized, executed and delivered by the Guarantors.

6.               The Note Security Documents have been duly authorized, executed and delivered by the Company and the Guarantors, to the extent a party thereto.

7.               Assuming due authorization, execution and delivery by the other parties thereto and to the extent they are governed by Nevada law, the Nevada Deeds of Trust are the valid and binding agreements of the Guarantors to the extent a party thereto, enforceable against such Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

B-2-1

8.               The UCC financing statements are in appropriate form for filing in the office of the Secretary of State of Nevada.  Assuming the provisions of the Note Security Documents (other than the Nevada Deeds of Trust) are effective under New York law to create a valid security interest in such Collateral, upon the later of attachment of the security interest and the proper filing of the UCC financing statements in the office of the Nevada Secretary of State, the security interest in favor of the Trustee for the benefit of the holders of the Notes in the Collateral described in the financing statements and the Note Security Documents (including the Nevada Deeds of Trust) is perfected to the extent a security interest in such Collateral can be perfected by filing a financing statement in the State of Nevada under the provisions of Section 104.9310 of the Nevada UCC.

9.               The Guarantees have been duly authorized and executed by the Guarantors.

10.         The Exchange Guarantees have been duly authorized by the Guarantors.

11.         The Company and the Guarantors have all requisite corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform their respective obligations under the Loan and Security Agreement (as defined in the opinion), as applicable.  The Loan and Security Agreement has been duly authorized, executed and delivered by the Company, GNLV and GNL.

12.         The execution, delivery and performance of the Operative Documents, the Stock Purchase Agreement and the Loan and Security Agreement by the Company and the Guarantors and the consummation of the Transactions do not result in a breach or violation of, or constitute a default under, (a) the provisions of the articles of incorporation or bylaws (or similar organizational document) of the Company and the Guarantors or (b) any applicable Nevada statute or, to our knowledge, any order, rule or regulation of any Nevada court or Nevada governmental agency or body having jurisdiction over the Company, the Guarantors or any of their respective properties or assets (other than state securities or Blue Sky laws, as to which we express no opinion).

13.         No consent, approval, authorization or order of, or filing, registration or qualification with, any Nevada court or Nevada governmental agency or body is required under applicable Nevada law for the execution, delivery and performance of the Operative Documents, the Stock Purchase Agreement and the Loan and Security Agreement by the Company and the Guarantors and the consummation of the transactions contemplated thereby, except for (a) state securities or Blue Sky laws (as to which we express no opinion), (b) consents and approvals required by the Nevada Gaming Authorities and (c) filings and recording of documents as necessary to perfect liens and security interests (and to register trademarks, patents and copyrights, as to which we express no opinion, except to the extent perfection is achieved by filing in the office of the Nevada Secretary of State under the Nevada UCC).

Please note that, with respect to our opinion as to the due incorporation of GNLV, CORP., we have reviewed and relied only upon a copy of the articles of incorporation and amendments thereto on file with the Nevada Secretary of State and on a certificate of existence issued by the Nevada Secretary of State.

We are assuming, in the case of GNLV, CORP., that all of its issued shares of capital stock were validly issued to Golden Nugget, Inc. and that there was a valid transfer of

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such shares to Mirage Resorts, Incorporated, prior to the acquisition by the Company of such shares pursuant to the Stock Purchase Agreement.

We are assuming that GNLV, CORP.’s Bylaws were duly adopted by the board of directors and/or stockholders of that entity.

B-2-3

EXHIBIT B-3

Opinion of Fennemore Craig

Capitalized terms used herein are used as defined in the Purchase Agreement, dated November 18, 2003, between the Company and Lehman Brothers Inc.

1.               The Arizona Deed of Trust has been duly executed and delivered by GNL, to the extent such delivery and execution are governed by Arizona law, and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of GNL, enforceable against the GNL, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.               The UCC fixture filing is in appropriate form for filing in the office of the Secretary of State of Arizona.  Assuming the provisions of the Note Security Documents (other than the Arizona Deed of Trust) are effective under New York law to create a valid security interest in such Collateral, upon the later of attachment of the security interest and the proper filing of the fixture filing in the office of the Arizona Secretary of State, the security interest in favor of the Trustee for the benefit of the holders of the Notes in the Collateral described in the fixture filing and the Note Security Documents (including the Arizona Deed of Trust) is perfected to the extent a security interest in such Collateral can be perfected by filing a fixture filing in the State of Arizona under the provisions of Section 104.9310 of the Arizona UCC.

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EXHIBIT B-4

Stock Purchase Agreement

B-4-1

EXHIBIT C

[Form of Release of Security Interest]

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Date:

Poster Financial Group, Inc.
2960 West Sahara, Suite 200
Las Vegas, Nevada  89102

Attention:  Chief Executive Officer

Re:  Release of Security Interest

Ladies and Gentlemen:

Reference is hereby made to that certain Pledge Agreement dated as of December 3, 2003, by and among Poster Financial Group, Inc. (the “Company”), HSBC Bank USA, as Trustee, and HSBC Bank USA, as Agent.

By its signature below, and in reliance on the Release Certificate of the Company dated as of the date hereof, each of the Agent and the Trustee hereby terminates and releases the Trustee’s security interest in the Collateral.

C-1

This Release of Security Interest may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

Very truly yours,

HSBC Bank USA,
as Trustee

By:
Name:
Title:

HSBC Bank USA,
as Agent

By:
Name:
Title:

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